SECOND SUPPLEMENTAL INDENTURE

            SECOND SUPPLEMENTAL INDENTURE dated as of August 26, 1997 between IMO INDUSTRIES INC., a Delaware corporation (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, as trustee (the "Trustee").

                          W I T N E S S E T H :

            WHEREAS, the Company and the Trustee have heretofore entered into an
Indenture  dated  as  of  April  15,  1996  (as  previously  supplemented,   the
"Indenture"); and

            WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture; and

            WHEREAS, Section 9.1(1) of the Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Indenture for the purpose of curing any ambiguity, omission, defect or inconsistency, without the consent of any Holder; and

            WHEREAS, the Company has represented to the Trustee that all conditions precedent to the execution and delivery of this Supplemental Indenture have been satisfied;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Unless otherwise specifically defined herein, each term used herein which is defined in the Indenture shall have the meaning assigned to such term in the Indenture.

            SECTION 2. Effective as of the date hereof, the following sentence is hereby added at the end of the definition of Permitted Liens in Section 1.01 of the Indenture:


      "For the avoidance of uncertainty, Permitted Liens may secure all obligations in respect of the Indebtedness permitted to be secured, including without limitation accrued and unpaid interest (including Post-Petition Interest) and any costs, expenses, fees, reimbursements, indemnities and other obligations of the Company or any Subsidiary in respect of or in connection with such Indebtedness."

            SECTION 3. The Trustee accepts the amendment of the Indenture affected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture, as hereby amended, and the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture and shall incur no liability or responsibility in respect of the validity thereof.

            SECTION 4. The Company agrees to indemnify the Trustee and hold the Trustee harmless from and against any and all liabilities, losses, damages, claims or actions to which the Trustee may become subject as a result of or in connection with the execution of this Supplemental Indenture and the amendment of the Indenture pursuant hereto, and will reimburse the Trustee for any legal or other expenses reasonably incurred by the Trustee in connection with investigating or defending any such liability, loss, damage, claim or action.

            SECTION 5. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.

            SECTION 6. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            SECTION 7. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this SECOND SUPPLEMENTAL INDENTURE to be duly executed as of the date hereof.

                                    IMO INDUSTRIES INC.


                                       By:/s/ T.J. Bird
                                       Name:  T.J. Bird
                                       Title:  Executive Vice President


                                    IBJ SCHRODER BANK & TRUST
                                    COMPANY, as Trustee


                                       By:/s/ Barbara McCluskey
                                       Name:  Barbara McCluskey
                                       Title:  Vice President





                           IMO INDUSTRIES INC.


               11 3/4% Senior Subordinated Notes Due 2006



                         SUPPLEMENTAL INDENTURE

                       Dated as of August 26, 1997

                                   to

                                INDENTURE

                       Dated as of April 15, 1996


                   IBJ SCHRODER BANK & TRUST C0MPANY,
                               as Trustee